Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference of our report dated April 2, 2007, included in this Form 10-KSB, into the Company's previously filed Registration Statements on Form S-8 (File No. 333-137357).



Weiser LLP
New York, New York


April 2, 2007